Exhibit 10.4

Consultant Service Agreement

between

JADR Consulting Group Pty Ltd (formerly known as Huntley 2 Holdings Pty Ltd)

and

Naked Brand Group Limited

Contents

1.	Definitions and Interpretation	1
2.	Term	2
3.	Services	3
4.	Fees and Expenses	3
5.	Relationship of the Parties	4
6.	Intellectual Property	4
7.	Subcontracting	4
8.	Termination	5
9.	Dispute Resolution	6
10.	Confidentiality	6
11.	Notices	7
12.	General Provisions	8
Signatures		9
Schedule | Particulars		10

Consultant Service Agreement

Signed	2021

Parties

JADR Consulting Group Pty Ltd (ACN 629 649 369) (the Consultant).

Naked Brand Group Limited (ACN 619 054 938) (the Company).

Recitals

The Company wishes to engage the Consultant to provide the Services.

The Consultant has agreed to provide the Services to the Company on the terms set out in this agreement.

Agreed Terms

1.	Definitions and Interpretation

1.1	Definitions

The following definitions apply in this agreement:

Board means the board of directors of the Company as constituted from time to time.

Business Day means any day (other than a Saturday, Sunday or public holiday) on which registered banks are open for general banking business in Sydney, Australia.

Commencement Date means 30 April 2021.

Confidential Information means:

(a)	the terms of this agreement, but not (for the avoidance of doubt) the existence of this agreement; and

(b)	any non-public financial, business or commercial information relating to the other Party (in any form) which a Party may receive or obtain as a result of or in connection with this agreement.

Dispute means any dispute arising under or relating to this agreement.

Fees means the fees payable to the Consultant by the Company specified at paragraph 2 of the Schedule.

Intellectual Property means all intellectual property, proprietary and industrial rights arising in connection with the Company’s business (whether existing in statute, at common law or in equity), including:

(a)	all copyright (including in source code and object code), rights in databases, know-how, trade secrets, methods (including business methods), technical and non-technical information, processes, characteristics, trade marks, trade names, business names, domain names, inventions, patents, design rights, discoveries and formulae;

(b)	all improvements, enhancements, modifications or adaptations to any of the foregoing rights;

(c)	all allied, similar and associated rights, whether registered or unregistered, registrable or unregistrable; and

(d)	all applications to register, and all renewals of, any of the foregoing rights.

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Key Person means Justin Davis-Rice, being the director and principal of the Consultant.

Nasdaq means the stock exchange known as the “Nasdaq Capital Market” that is operated by The Nasdaq Stock Market LLC.

Parties means the parties to this agreement and Party means either one of them.

Related Body Corporate has the meaning given to that term in section 50 of the Corporations Act 2001 (Cth).

Related Parties means, in relation to a Party:

(a)	any director, officer or employee of, or professional adviser to, that Party; and

(b)	any Related Body Corporate of that Party (wherever incorporated or formed).

Resolution Institute means the Sydney branch of the Resolution Institute.

Services means the services described at paragraph 1 of the Schedule.

Term has the meaning given to it in clause 2.1.

1.2	Interpretation

The following rules of interpretation apply in this agreement:

(a)	References to persons include natural persons, companies, and any other body corporates (wherever incorporated) and unincorporated bodies (wherever formed).

(b)	References to the Parties include their respective executors, administrators, successors and permitted assignees.

(c)	Headings and subheadings have been inserted for convenience only and will not affect the interpretation of this agreement.

(d)	References to this agreement means this agreement, including its Recitals and Schedule, as amended and/or replaced from time to time.

(e)	References to clauses and the Schedule will be construed as references to clauses in and the schedule to this agreement.

(f)	References to US$ are references to US dollars.

(g)	References to the words including, include or similar words do not imply any limitation and are deemed to have the words without limitation following them.

(h)	A gender includes each other gender and the singular includes the plural and vice versa.

(i)	All periods of time include the day on which the period commences and also the day on which the period ends.

(j)	References to written or in writing shall include all modes of presenting or reproducing words, figures and symbols in a visible form (including via email).

(k)	No rule of construction (including the contra proferentem rule) applies to the disadvantage of a Party because that Party (or its relevant advisor) was responsible for the drafting of this agreement or any part of it.

2.	Term

2.1	Commencement and duration

This agreement will come into effect on the Commencement Date and, unless otherwise terminated in accordance with the terms of this agreement, will continue in force for two years from the Commencement Date and any extensions in accordance with clause 2.2 (Term).

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2.2	Automatic Extension

On the date being 12 months prior to the expiration of the then current Term (Automatic Extension Date), the Term will be automatically extended by a further 2 years unless prior to the Automatic Extension Date a party has provided written notice to the other party that the Term will not be extended.

3.	Services

3.1	Provision of Services

The Consultant will carry out the Services in accordance with this agreement and any services reasonably incidental to the Services, as and when required in writing by the Company and in accordance with this agreement.

3.2	The Consultant’s obligations

In its performance of the Services, the Consultant will:

(a)	exercise due care and skill in accordance with best industry practice;

(b)	carry out its obligations in a prompt, efficient and diligent manner;

(c)	comply with the Company’s reasonable and lawful directions;

(d)	procure that the Key Person is responsible and available for performing the Consultant’s obligations; and

(e)	provide to the Company, and/or make itself available to discuss, all information in relation to the Services as soon as reasonably practicable following any written request by the Company.

3.3	The Company’s obligations

The Company agrees that it will provide all reasonable support and direction to the Consultant in order to assist the Consultant to provide the Services.

4.	Fees and Expenses

4.1	Fees

In consideration for its provision of the Services, the Company will pay to the Consultant the Fees.

4.2	Invoices

The Consultant will provide invoices to the Company for the Fees in the manner specified at paragraph 3 of the Schedule.

4.3	Expenses

The Company will reimburse the Consultant for all expenses reasonably incurred by the Consultant in performing the Services, provided that:

(a)	the Company has approved in writing the scope or details of any such expense before it is incurred; and

(b)	the Consultant produces all relevant receipts and other documentation to the Company in respect of such expenses.

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4.4	Manner of payment

The Fees and all expenses properly incurred by the Consultant under clause 4.3 will be paid at the time and in the manner specified at paragraph 4 of the Schedule.

4.5	Tax

The Consultant is solely responsible for all taxes and other levies relating to the Services (including the remittance of income tax and GST), and the Company shall make no deductions on account of tax or any other imposition except where it may be required by law to do so.

5.	Relationship of the Parties

5.1	Status of the Consultant

The Parties acknowledge and agree that the Consultant is and shall at all times remain an independent contractor of the Company, and not (and nor is the Key Person) an employee of the Company.

6.	Intellectual Property

6.1	Ownership

The Consultant agrees that all Intellectual Property that is created by or on behalf of the Consultant in connection with its provision of the Services shall vest in, and be owned by, the Company immediately upon such Intellectual Property coming into existence (including all Intellectual Property created by the Key Person).

6.2	Enforcement of title

The Consultant agrees to take all actions as may be reasonably required by the Company to perfect or enforce the Company’s title to the Intellectual Property, which shall include executing and delivering any document required in order to perfect or enforce such title (including, for the avoidance of doubt, a deed of assignment of intellectual property).

6.3	Enduring effect

The Parties agree that the provisions of this clause 6 shall survive the termination of this agreement.

7.	Subcontracting

7.1	Restriction on subcontracting

With the exception of the Key Person, the Consultant shall not be permitted to subcontract any person to provide all or any part of the Services unless the subcontractor and the relevant subcontract have first been approved in writing by the Company.

7.2	Effect of subcontracting

The entry by the Consultant into a subcontract will not relieve the Consultant from liability for the performance of any of its obligations under this agreement. The Consultant will be fully liable to the Company for the acts and omissions of each of its subcontractors as if they were acts or omissions of the Consultant.

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8.	Termination

8.1	Termination at the end of the Term

This agreement will automatically terminate at the end of the Term (without the requirement for notice) unless it is terminated earlier under this clause 8.

8.2	Termination for cause

If a Party commits a material breach of this agreement that:

(a)	is not remediable; or

(b)	is remediable, and the defaulting Party does not remedy that breach within 10 Business Days of being required to do so in writing by the non-defaulting Party,

then the non-defaulting Party may terminate this agreement with immediate effect by giving written notice to the defaulting Party.

8.3	Termination without cause

The Company may terminate this agreement at any time during the Term, without cause, by giving at least 12 months’ written notice to the Consultant. Should the Company decide to so terminate this agreement, it may in lieu of all or part of such notice elect to make a payment to the Consultant equal to the Fees in respect of the remainder of such notice period.

8.4	Termination for insolvency

Either Party may terminate this agreement with immediate effect by giving written notice to the other Party if that other Party:

(a)	becomes insolvent or otherwise cannot pay its debts as and when they fall due;

(b)	has a receiver, administrator or liquidator appointed in relation to all or a material part of its assets;

(c)	commences negotiations with all or any class of its creditors with a view to rescheduling any of its debts, or enters into any composition or arrangement with its creditors generally; or

(d)	has an order made or a resolution passed for its liquidation, dissolution or winding-up.

8.5	Effect of termination

Upon termination of this agreement (for whatever reason), the following provisions shall apply:

(a)	The Consultant will promptly deliver to the Company all property, materials or equipment belonging to or concerning the Company or any property owned by the Company which is in the Consultant’s possession or control. This shall include any and all documents (in any form) that relate to the Company or any property owned by it or that contains Confidential Information and/or Intellectual Property.

(b)	The Company shall, within 5 Business Days of the date of termination, pay to the Consultant all sums due and owing to the Consultant under this agreement.

8.6	Accrued rights and obligations on termination

Termination of this agreement will not affect any accrued rights or obligations of any of the Parties.

8.7	Enduring effect

The Parties agree that the provisions of this clause 8 shall survive the termination of this agreement.

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9.	Dispute Resolution

9.1	Negotiation

The Parties must use reasonable endeavours to resolve any and all Disputes by negotiation. If a Dispute is settled following negotiations under this clause 9.1, such settlement shall be recorded in writing and be signed by the Parties, whereupon it shall be final and binding on the Parties.

9.2	Mediation

If the Parties cannot resolve their Dispute by negotiations under clause 9.1 within 20 Business Days, a Party may, by notice to the other, require that the Dispute be dealt with by mediation under the following terms:

(a)	The mediation shall be conducted in accordance with the Resolution Institute’s standard mediation agreement then in force (or any protocol or mediation agreement which replaces it).

(b)	The mediation shall be conducted by a mediator and at a fee agreed in writing by the Parties. Failing agreement between the Parties within 10 Business Days of the giving of the notice requiring mediation, the mediator will be selected and his or her fee determined by the chairperson for the time being of the Resolution Institute (or his or her nominee).

(c)	The mediation shall take place in Sydney, Australia at such address as determined by the mediator.

(d)	If the Dispute is settled at or following mediation under this clause 9.2, such settlement shall be recorded in writing and be signed by the Parties, whereupon it shall be final and binding on the Parties.

(e)	The costs of the mediation, excluding the Parties’ own legal and preparation costs, will be shared equally by the Parties.

9.3	Court or arbitration proceedings

No Party may initiate or commence court or arbitration proceedings relating to a Dispute unless it has complied with the procedure set out in this clause 9, provided that application may still be made to the courts:

(a)	for interlocutory relief;

(b)	to recover a debt payable; or

(c)	to enforce a settlement agreed to by the Parties under clause 9.1 or 9.2.

10.	Confidentiality

10.1	Confidentiality obligations

Except as permitted in this clause 10, no Party will disclose or communicate to any third party any Confidential Information.

10.2	Disclosure to Related Parties

Each Party may disclose Confidential Information to its Related Parties, but only if the Related Party to whom disclosure is made has agreed in writing to adhere to that Party’s confidentiality obligations under this clause 10. The Parties agree that they will be wholly responsible for all acts and omissions of their Related Parties concerning any Confidential Information disclosed to them.

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10.3	Limits on obligations

A Party will not have to observe any duty of confidentiality concerning Confidential Information that:

(a)	the other Party gives its prior written consent to the disclosure of;

(b)	is required to be disclosed by law or any legislative or regulatory authority;

(c)	is required to be disclosed or announced in accordance with the listing rules or continuous disclosure rules of any recognised securities exchange including under the NASDAQ Stock Market Rules;

(d)	is necessary to be disclosed to enable a Party to perform its obligations under this agreement; or

(e)	at the time of disclosure is in, or subsequently enters, the public domain otherwise than by breach of any duty of confidentiality under this agreement.

10.4	Survival of termination

The restrictions in this clause 10 will continue to apply after the termination of this agreement.

11.	Notices

11.1	Written notice

All notices and other communications to be given under this agreement must be in writing and be addressed to the Party to whom it is to be sent at the physical address or email address from time to time designated by that Party in writing to the other Party for such purpose.

11.2	Designated addresses

Until any other designation is given, the physical address and email address of each Party is as follows:

The Consultant Address: 37 Minimbah Rd Northbridge NSW 2063 Australia Attention: Justin Davis-Rice Email: justin@jadrcorp.com	The Company Address: Unit 7, 35-39 William Street, Double Bay NSW 2028 Attention: Kel Fitzalan Email: kelfitzalan@taxxat.com.au

11.3	Deemed delivery

Any notice or communication given under this agreement shall be deemed to have been received:

(a)	at the time of delivery, if delivered by hand;

(b)	3 Business Days after the date of mailing, if sent by ordinary post or courier within Australia;

(c)	10 Business Days after the date of mailing, if posted, couriered or delivered from overseas; and

(d)	if sent by email, on the date and time at which it enters the recipient’s information system, as evidenced (if required by the recipient, where delivery is disputed) in a confirmation of delivery report from the sender’s information system which indicates that the email was sent to the email address of the recipient.

11.4	Delivery after hours and on non-Business Days

Any notice or communication received or deemed received after 5.00pm or on a day which is not a Business Day in the place to which it is delivered, posted or sent will be deemed not to have been received until the next Business Day in that place.

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12.	General Provisions

12.1	Entire agreement

This agreement constitutes the entire agreement and understanding of the Parties relating to the matters dealt with in this agreement and supersedes and extinguishes any previous agreement (whether oral or written) between the Parties in relation to such matters. Nothing in this clause 12.1 operates to limit or exclude any liability for fraud.

12.2	Capacity

Each Party warrants to the other Party that:

(a)	it has full power and authority to enter into this agreement;

(b)	all consents, authorisations and approvals that are necessary or required for that Party in connection with the signing of this agreement, and the assumption of rights and obligations under it, have been obtained or effected; and

(c)	the signing, delivery and performance of this agreement does not constitute a breach of any law or obligation by which that Party it is bound and which would prevent it from entering into or performing its obligations under this agreement.

12.3	Payments

All sums payable under this agreement must be paid:

(a)	in Australian dollars, unless this agreement expressly states otherwise;

(b)	in cleared funds;

(c)	into the bank account specified in writing by the recipient of the payment; and

(d)	free and clear of any restriction, condition, set-off, deduction or withholding (except as required by law).

12.4	Assignment

Neither Party will assign or transfer, or purport to assign or transfer, any of their rights or obligations under this agreement without the prior written consent of the other Party (such consent shall not be unreasonably or arbitrarily withheld or delayed).

12.5	No waiver

No Party will be deemed to have waived any right under this agreement unless the waiver is in writing and signed by that Party.

12.6	Amendments

This agreement may not be amended or varied in any way unless such amendment or variation is made in writing and signed by each Party.

12.7	Severability

If any provision of this agreement is found by a court or other competent authority to be void or unenforceable, such provision will be deemed to be deleted from this agreement and the remaining provisions of this agreement will continue in full force and effect.

12.8	Rights and remedies

Unless otherwise expressly provided in this agreement, the rights and remedies set out in this agreement are in addition to, and not in limitation of, any other rights and remedies under or relating to this agreement (whether at law or in equity), and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy.

12.9	No right of set-off

No Party has any right of set-off, withholding or deduction from or against a payment due to the other Party.

12.10	Counterparts

This agreement may be signed and delivered in any number of counterparts, including by way of electronic transmission where a Party signs a counterpart and sends it as a PDF to the other Party by email. All such counterparts, when taken together, shall constitute one and the same instrument and, notwithstanding the date of signing, will be deemed to bear the date of this agreement.

12.11	Electronic signing

A Party may sign this agreement by way of the application of that Party’s electronic signature.

12.12	Governing law and jurisdiction

This agreement, and any claims arising out of or in connection with it or its subject matter or formation (including non-contractual claims), will be governed by and construed in accordance with the laws of New South Wales, Australia and the Parties irrevocably submit to the non-exclusive jurisdiction of the courts of Australia for any matter arising under or relating to this agreement or its subject matter or formation or the relationships established by it (including non-contractual claims).

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Signatures

Signed for and on behalf of JADR Consulting Group Pty Ltd

Signature

Name	Position

Signed for and on behalf of Naked Brand Group Limited

Signature

Name	Position

Consultant Service Agreement	Page 9

Schedule | Particulars

[Omitted]

Consultant Service Agreement	Page 10